EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in:
Registration Statement No. 333-237325 on Form S-4 pertaining to Cleveland-Cliffs Inc.’s 5.875% Senior Guaranteed Notes due 2027 and the Guarantees related thereto;
Registration Statement No. 333-237324 on Form S-3;
Registration Statement No. 333-235855 on Form S-4 (as amended by Amendment No. 1) pertaining to the joint proxy statement/prospectus filed by AK Steel Holding Corporation and Cleveland-Cliffs Inc.;
Registration Statement No. 033-56661 on Form S-8 (as amended by Post-Effective Amendment No.1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus;
Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;
Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;
Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-204369 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan;
Registration Statement No. 333-206487 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan;
Registration Statement No. 333-210954 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-217506 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan; and
Registration Statement No. 333-237144 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan;
of our report dated February 8, 2021, relating to the combined consolidated financial statements of ArcelorMittal USA LLC and Affiliates, appearing in this Current Report on Form 8-K dated February 8, 2021.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 8, 2021